ARTICLES

of

CLEARLY CANADIAN BEVERAGE CORPORATION

TABLE OF CONTENTS

PART	ARTICLE	SUBJECT

1	INTERPRETATION
	1.1	Definitions
	1.2	References to Writing
	1.3	Included Meanings
	1.4	Definitions Same as Company Act
	1.5	Interpretation Act Rules of Construction Apply

2	SHARES
	2.1	Form of Certificate
	2.2	Entitlement of Joint Owners to Certificate
	2.3	Certificate for Redeemable Shares
	2.4	Delivery of Certificates
	2.5	Mechanically Reproduced Signatures
	2.6	Recognition of Trusts

3	ISSUE OF SHARES
	3.1	Directors Authorized
	3.2	Commissions and Brokerage

4	SHARE REGISTERS
	4.1	Branch Registers of Members

5	TRANSFER OF SHARES
	5.1	Directors’ Consent Required
	5.2	Transfer of Shares
	5.3	Execution of Instrument of Transfer
	5.4	Enquiry as to Title not Required
	5.5	Submission of Instruments of Transfer
	5.6	Transfer Fee

6	ALTERATION OF CAPITAL
	6.1	Increase of Authorized Capital by Ordinary Resolution
	6.2	New Shares Subject to Articles

7	PURCHASE AND REDEMPTION OF SHARES
	7.1	Company Authorized to Purchase its Shares
	7.2	Partial Redemption of Shares

8	BORROWING POWERS
	8.1	Powers of Directors
	8.2	Features of Debt Obligations
	8.3	Branch Register of Debentureholders
	8.4	Mechanically Reproduced Signatures

(i)

PART	ARTICLE	SUBJECT

9	GENERAL MEETINGS
	9.1	Extraordinary General Meetings
	9.2	Calling of Extraordinary General Meetings
	9.3	Notice of General Meeting
	9.4	Postponement of Meeting Following Advance Notice
	9.5	Notice of General Meeting at which Document to be Considered

10	PROCEEDINGS AT GENERAL MEETINGS
	10.1	Special Business
	10.2	Requirement for Quorum
	10.3	Quorum
	10.4	Lack of Quorum
	10.5	Chairman
	10.6	Alternate Chairman
	10.7	Solicitor as Chairman
	10.8	Adjournments
	10.9	Resolutions Need Not be Seconded
	10.10	Decisions by Show of Hands or Poll
	10.11	Casting Vote
	10.12	Chairman to Determine Disputes
	10.13	Polls
	10.14	Casting of Votes
	10.15	Ordinary Resolution Sufficient

11	VOTES OF MEMBERS
	11.1	Number of Votes Per Share or Member
	11.2	Representative of Corporate Member
	11.3	Corporate Member May Appoint Proxyholder
	11.4	Votes by Joint Holders
	11.5	Votes by Committee for a Member
	11.6	Committee May Appoint Proxyholder
	11.7	Appointment of Proxyholders
	11.8	Execution of Form of Proxy
	11.9	Deposit
	11.10	Chairman to Determine Validity
	11.11	Form of Proxy
	11.12	Revocation of Proxy

12	CLASS AND SERIES MEETINGS
	12.1	General Meeting Provisions Apply

13	DIRECTORS
	13.1	First and Succeeding Directors
	13.2	Remuneration and Expenses of Directors
	13.3	Qualification of Directors

14	ELECTION AND REMOVAL OF DIRECTORS
	14.1	Election at Annual General Meetings
	14.2	Eligibility of Retiring Directors
	14.3	Continuance of Directors
	14.4	Election of Less than Fixed Number of Directors
	14.5	Filling a Casual Vacancy
	14.6	Additional Directors
	14.7	Alternate Directors
	14.8	Termination of Directorship

(ii)

PART	ARTICLE	SUBJECT

	14.9	Consents to be Deposited in Advance

15	POWERS AND DUTIES OF DIRECTORS
	15.1	Management of Affairs and Business
	15.2	Appointment of Attorney

16	DISCLOSURE OF INTEREST OF DIRECTORS
	16.1	Quorum re Proposed Contract
	16.2	Director May Hold Office or Place of Profit with Company
	16.3	Director Acting in Professional Capacity
	16.4	Director Receiving Remuneration from Other Interests

17	PROCEEDINGS OF DIRECTORS
	17.1	Chairman and Alternate
	17.2	Meetings - Procedure
	17.3	Meetings by Conference Telephone
	17.4	Notice of Meeting
	17.5	Waiver of Notice of Meetings
	17.6	Quorum
	17.7	Continuing Directors May Act During Vacancy
	17.8	Validity of Acts of Directors
	17.9	Resolution in Writing

18	EXECUTIVE AND OTHER COMMITTEES
	18.1	Appointment of Executive Committee
	18.2	Appointment of Committees
	18.3	Procedure at Meetings

19	OFFICERS
	19.1	President and Secretary Required
	19.2	Qualification, Remuneration and Duties of Officers

20	INDEMNITY AND PROTECTION OF DIRECTORS, AND EMPLOYEES
	20.1	Indemnification of Directors
	20.2	Indemnification of Officers, Employees and Agents
	20.3	Indemnification not Invalidated by Non-compliance
	20.4	Insurance

21	DIVIDENDS AND RESERVES
	21.1	Declaration of Dividends
	21.2	Date for Payment
	21.3	Proportionate to Number of Shares Held
	21.4	Reserves
	21.5	Receipts from Joint Holders
	21.6	No Interest on Dividends
	21.7	Payment of Dividends
	21.8	Capitalization of Undistributed Surplus

22	ACCOUNTING RECORDS
	22.1	Accounts to be Kept
	222	Inspection of Accounts

23	NOTICES
	23.1	Method of Giving Notice
	23.2	Notice to Joint Holders

(iii)

PART	ARTICLE	SUBJECT

	23.3	Notice to Personal Representative
	23.4	Persons to Receive Notice

24	SEAL
	24.1	Affixation of Seal to Documents
	24.2	Reproduction of Seal

25	MECHANICAL REPRODUCTION OF SIGNATURES
	25.1	Mechanical Reproduction of Signatures
	25.2	Instrument Defined

26	[Deleted]

27	SUPERMAJORITY REQUIRED FOR CERTAIN BUSINESS COMBINATIONS
	27.1	Triggering Business Combinations
	27.2	Not Required if Approved by Majority of Directors
	27.3	Definitions
	27.4	Supermajority Required for Amendments

28	SPECIAL RIGHTS AND RESTRICTIONS OF CLASS A PREFERRED SHARES
	28.1	Definitions
	28.2	Designation
	28.3	Dividends
	28.4	Assurances And Covenants
	28.5	Events Of Default And Remedies
	28.6	Conversion
	28.7	Rank
	28.8	Liquidation Preference
	28.9	Voting Rights
	28.10	Miscellaneous

29	SPECIAL RIGHTS AND RESTRICTIONS OF CLASS B PREFERRED SHARES
	29.1	Definitions
	29.2	Designation
	29.3	Dividends
	29.4	Assurances And Covenants
	29.5	Events Of Default And Remedies
	29.6	Conversion
	29.7	Rank
	29.8	Liquidation Preference
	29.9	Voting Rights
	29.10	Miscellaneous

30	SPECIAL RIGHTS AND RESTRICTIONS OF VARIABLE MULTIPLE VOTING SHARES
	(a)	Dividends
	(b)	Rights On Liquidation
	(c)	Voting
	(d)	Right Of Conversion
	(e)	Conversion Procedure
	(f)	Subdivision Or Consolidation
	(g)	Additional Issue

(iv)

PROVINCE OF BRITISH COLUMBIA
COMPANY ACT

ARTICLES
OF
CLEARLY CANADIAN BEVERAGE CORPORATION

PART 1
INTERPRETATION

          1.1.      In these articles, unless there is something in the subject or context inconsistent therewith: “Board”, “Board of Directors” and “directors” mean the directors or sole director of the company for the time being.

          “company” means the company named at the head of these articles.

          “Company Act” means the Company Act of the Province of British Columbia as from time to time enacted and all amendments thereto and includes the regulations made pursuant thereto.

          “registered owner” or “registered holder” when used with respect to a share in the authorized capital of the company means the person registered in the register of members in respect of such share.

          “solicitor of the company” means any partner, associate or articled student of the law firm retained by the company in respect of the matter in connection with which the term is used.

          1.2.      References in these articles to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

          1.3.      Words in these articles importing the singular include the plural, and vice versa, and words importing a male person include a female person and a corporation.

          1.4.      Unless defined in these articles, any words or phrases defined in the Company Act shall bear the same meaning when used in these articles.

          1.5.      The rules of construction contained in the Interpretation Act of the Province of British Columbia shall apply, mutatis mutandis, to the interpretation of these articles.

PART 2
SHARES AND SHARE CERTIFICATES

          2.1.      Subject to the requirements of the Company Act, every share certificate issued by the company shall be in such form as the directors approve.

          2.2.      In respect of shares held jointly by several persons, the company shall not be bound to issue more than one certificate, and delivery of a certificate for such shares to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all.

          2.3.      The company shall not be bound to issue certificates representing redeemable shares if such shares are to be redeemed within one month of the date on which they were allotted.

          2.4.      Any share certificate may be sent through the mail by registered prepaid mail to the member entitled thereto, and neither the company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail or stolen.

(1)

          2.5.      A share certificate which contains printed or otherwise mechanically reproduced signatures, as may be permitted by the Company Act, is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of such certificate.

          2.6.      Except as required by law, statute or these articles, no person shall be recognized by the company as holding any share upon any trust, and the company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share (except only as by law, statute or these articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

PART 3
ISSUE OF SHARES

          3.1.      Subject to the requirements of the Company Act with respect to pro rata offerings and otherwise and to any direction to the contrary, save for a direction which, at the discretion of the directors, may not be proceeded with, contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the shares shall be under the control of the directors who may, subject to the rights of the holders of the shares of the company for the time being outstanding, issue, allot, sell or otherwise dispose of, and grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares held by the company, at such times, to such persons (including directors), in such manner, upon such terms and conditions and at such prices or for such consideration, as the directors, in their absolute discretion, may determine.

          3.2.      Subject to the provisions of the Company Act, the company, or the directors on behalf of the company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares in the company.

PART 4
SHARE REGISTERS

          4.1.      Subject to the provisions of the Company Act, the company may keep or cause to be kept within or outside British Columbia by a trust company registered under the Trust Company Act of the Province of British Columbia one or more branch registers of members.

PART 5
TRANSFER OF SHARES

          5.1.      Notwithstanding any other provision of these articles, if the company is, or becomes:

(a)	a company which is not a reporting company;
(b)

a reporting company that has not, with respect to any of its securities, filed a prospectus with the Superintendent of Brokers for British Columbia or any similar securities regulatory body within or outside British Columbia and obtained therefor a receipt or its equivalent; or

(c)	a reporting company that does not have any of its securities listed for trading on any stock exchange;

then no shares shall be transferred without the previous consent of the directors expressed by a resolution of the Board and the directors shall not be required to give any reason for refusing to consent to any proposed transfer. The consent of the Board required by this article may be in respect of a specific proposed trade or trades or trading generally, whether or not over a specified period of time, or by specific persons or with such other restrictions or requirements as the directors may determine.

(2)

          5.2.      Subject to the provisions of the memorandum and these articles, any member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the company or its transfer agent. The instrument of transfer of any share shall be in the form, if any, on the back of the company’s share certificates or in such other form as the directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of any share until the name of the transferee is entered in the register of members or a branch register in respect thereof.

          5.3.      The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the company, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the company, its directors, officers and agents to register, in the name of the person designated in writing by the person depositing the instrument of transfer with the company, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer.

          5.4.      Neither the company nor any director, officer or agent thereof shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person designated in writing by the person depositing the instrument of transfer with the company, or be liable to any claim by the registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

          5.5.      Every instrument of transfer shall be executed by the transferor, or his duly authorized attorney, and left at the registered office of the company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the authority of any such attorney, the title of the transferor or his right to transfer the shares, and the right of the transferee to have the transfer registered. All instruments of transfer, where the transfer is registered, shall be retained by the company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

          5.6.      There shall be paid to the company in respect of the registration of any transfer such sum, if any, as the directors may from time to time determine.

PART 6
ALTERATION OF CAPITAL

          6.1.      The company may by ordinary resolution filed with the registrar alter its memorandum to increase the authorized capital of the company by:

(a)	creating shares with par value or shares without par value, or both;
(b)	increasing the number of shares with par value or shares without par value, or both; or
(c)	increasing the par value of a class of shares with par value, if no shares of that class are issued.

          6.2.      Any new shares of the company created pursuant to an increase in the authorized capital of the company shall be subject to the provisions of these articles.

PART 7
PURCHASE AND REDEMPTION OF SHARES

          7.1.      Subject to the special rights or restrictions attached to any class or series of shares, the company may, by, a resolution of the directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution.

(3)

          7.2.      If the company proposes at its option to redeem some but not all of the shares of any class or series, the directors may by resolution, subject to the special rights or restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected.

PART 8
BORROWING POWERS

          8.1.      The directors may from time to time authorize the company to:

(a)	borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they in their absolute discretion think fit;
(b)	issue bonds, debentures, and other debt obligations either outright or as security for any liability or obligation of the company or any other person; and
(c)

mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets of the company, both present and future.

          8.2.      Any bonds, debentures or other debt obligations of the company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the company, appointment of directors or otherwise and may by their terms be assignable free from any equities between the company and the person to whom they were issued or any subsequent holder thereof, all as the directors may determine.

          8.3.      The company may keep or cause to be kept one or more branch registers of its debenture holders at such place or places as the directors may from time to time determine.

          8.4.      A bond, debenture or other debt obligation which contains printed or otherwise mechanically reproduced signatures, as may be permitted by the Company Act, is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

PART 9
GENERAL MEETINGS

          9.1.      Any general meeting other than an annual general meeting is herein referred to as an extraordinary general meeting.

          9.2.      The directors may, whenever they think fit, convene an extraordinary general meeting for whatever purpose or purposes the directors may determine.

          9.3.      A notice convening a general meeting specifying the place, the day and the hour of the meeting, and, in case of special business as defined in article 10.1, the general nature of that business, shall be given as provided in the Company Act, to members entitled to receive such notice from the company. No notice need be given of business that is not special business. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member shall not invalidate the proceedings at that meeting.

          9.4.      Where, in accordance with the Company Act, the company has published in prescribed manner a 56 day advance notice of a general meeting at which directors are to be elected, the company may, notwithstanding such notice, postpone the general meeting to a date other than that specified in such notice. In the event of such a postponement, the company shall publish, in the same manner prescribed for the original notice, a notice of the postponement of the meeting which notice shall include, if the date to which the meeting is postponed is known, the same information as is required by the Company Act to be included in the original notice. If the date to which the meeting is postponed is not known, the notice of postponement need state only that the meeting is postponed until further notice, provided however that once such date is known, the company shall publish a new 56 day notice

(4)

which shall comply with the Company Act. The date to which any such meeting is postponed shall be deemed to be the date of the meeting for the purpose of complying with any time limitations in respect of general meetings prescribed by the Company Act.

          9.5.      Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at the registered office or records office of the company or at some other place in British Columbia designated in the notice during normal business hours up to the date of such general meeting.

PART 10
PROCEEDINGS AT GENERAL MEETINGS

          10.1.      All business shall be deemed special business which is transacted at:

(a)	an extraordinary general meeting; and
(b)

an annual general meeting other than the consideration of the financial statements and of the reports of the directors and the auditor, the election of directors, the appointment of the auditor, the fixing of the remuneration of the auditor and such other business as by these articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the directors.

          10.2.      No business, other than the election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

          10.3.      Subject to article 10.4, a quorum shall be one member, or one proxyholder representing members, holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one member of the company, the quorum is one person present and being, or representing by proxy, such member. The directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he is a member or proxyholder or is otherwise entitled to vote thereat.

          10.4.      If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.

          10.5.      The Chairman of the Board, if any, or in his absence the President of the company or in his absence a Vice-President of the company, if any, shall be entitled to preside as chairman at every general meeting of the company.

          10.6.      If none of the persons referred to in article 10.5 is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the directors present shall choose one of their number or the solicitor of the company to be chairman or, if all the directors present and the solicitor of the company decline to take the chair or the directors shall fail to so choose or if no director present, the persons present and entitled to vote shall choose one of their number to be chairman.

          10.7.      Notwithstanding articles 10.5 and 10.6, with the consent of the meeting, which consent may be expressed by the failure of any person present and entitled to vote to object, the solicitor of the company may act as chairman of the meeting.

(5)

          10.8.      The chairman may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice, but not the advance notice otherwise required with respect to the election of directors, of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

          10.9.      No motion proposed at a general meeting need be seconded and the chairman may propose or second a motion.

          10.10.      Subject to the provisions of the Company Act, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless, before or on the declaration of the result of the show of hands, a poll is directed by the chairman or demanded by at least one member entitled to vote who is present in person or by proxy. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, unless the poll is to be taken at some later time pursuant to article 10.13, and such decision shall be entered in the book of proceedings of the company. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the book of proceedings of the company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

          10.11.      In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote in addition to the vote or votes to which he may be entitled as a member or proxyholder.

          10.12.      In the case of any dispute as to the admission or rejection of a vote, whether by show of hands or on a poll, the chairman shall determine the same, and his determination made in good faith shall be final and conclusive.

         10.13.      No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. When the result of a poll indicates that a particular motion has carried by the requisite majority or failed, that result shall be deemed to be the result of the meeting at which the poll was demanded, taken at the time of such meeting, and such result shall be entered in the book of the proceedings of the company, which entry, following destruction of the ballots cast on the poll, shall be conclusive evidence of such result. The demand for a poll shall not, unless the chairman so rules, prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

         10.14.      On a poll, a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

          10.15.      Unless the Company Act, the memorandum or these articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

PART 11
VOTES OF MEMBERS

          11.1.      Subject to any special voting rights or restrictions attached to any class or series of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person at a general meeting and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxy.

          11.2.      Any corporation, not being a subsidiary of the company, which is a member of the company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative

(6)

at any general meeting, class meeting or series meeting. The person so authorized shall be entitled, subject to producing satisfactory evidence of his authority as hereinafter provided, to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member or the company personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative shall be demonstrated by presenting to the chairman of the meeting prior to commencement of the meeting, a copy of the authorizing resolution certified under seal by the Secretary of the member corporation and by presenting evidence acceptable to the chairman of the identify of the person presenting himself as the representative. In the absence of such evidence, the chairman shall determine whether or not any such person shall be entitled to attend and vote at the meeting and such determination made in good faith shall be final and conclusive.

          11.3.      A corporation, not being a subsidiary of the company, which is a member of the company may appoint a proxyholder.

          11.4.      Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purpose of this article, be deemed joint members.

          11.5.      A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court. Evidence of the appointment of any such committee, curator bonis or other person shall be demonstrated by presenting to the chairman of the meeting, prior to commencement of the meeting, a notarially certified copy of the court order by which he was appointed and by presenting evidence acceptable to the chairman that he is the person named in the order as the appointee. In the absence of such evidence, the chairman shall determine whether or not any such committee, curator bonis or other person shall be entitled to attend and vote at the meeting and such determination made in good faith shall be final and conclusive.

          11.6.      A committee, curator bonis or other person appointed in respect of a member of unsound mind and entitled to vote as aforesaid may appoint a proxyholder.

          11.7.      A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more, but not more than five, proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder. A proxyholder need not be a member of the company.

          11.8.      A proxy shall be in writing executed by the member or his attorney duly authorized in writing, or, where the member is a corporation, by a duly authorized officer, attorney or representative appointed pursuant to article 11.2, of the corporation, or, where a proxy is given by a committee, curator bonis or other person appointed by court order on behalf of a member of unsound mind, by such committee, curator bonis or other person. A proxy executed on behalf of a member by his attorney duly authorized in writing or on behalf of a corporate member by a duly authorized officer or corporate representative or on behalf of a member of unsound mind by his committee, curator bonis or other person duly appointed by court order, shall be accompanied by the power of attorney, the document whereby the officer or corporate representative derives his authority or the court order, as the case may be, or a notarially certified copy thereof.

          11.9.      Unless some other time by which proxies must be deposited has been fixed by the directors, a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the place specified for that purpose in the notice convening the meeting, not less than 48 hours, excluding Saturdays and holidays, before the time for holding the meeting or adjourned meeting in respect of

(7)

which the person named in the proxy is appointed. In addition to any other method of depositing proxies provided for in these articles, the directors may from time to time by resolution make regulations relating to the depositing of proxies at any place or places and, subject to the Company Act, fixing the time or times for depositing the proxies preceding the meeting or adjourned meeting specified in the notice calling the meeting, and providing for particulars of such proxies to be sent to the company or any agent of the company appointed for the purpose of receiving such particulars, and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part, and votes given in accordance with such regulations shall be valid and shall be counted.

          11.10.      The chairman of the meeting shall determine whether or not a proxy, deposited for use at such meeting, which may not strictly comply with the requirements of this Part as to form, execution, accompanying documentation, time of filing or otherwise shall be valid for use at such meeting and any such determination made in good faith shall be final and conclusive.

          11.11.      Unless the Company Act or any other statute or law which is applicable to the company or to any class or series of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the directors or the chairman of the meeting shall approve:

(Name of Company)

          The undersigned, being a member of the above named company, hereby appoints __________________________________________________________________ or failing him ________________________________________________________________ as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the company to be held on the _____ day of _______________and at any adjournment thereof.

          Signed this _____day of _______________, 19___.

________________________________
(Signature of Member).

          11.12.      Every proxy may be revoked by an instrument in writing

(a)	executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and
(b)

delivered either to the registered office of the company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law. The provisions of this article shall apply mutatis mutandis to a proxy executed by a corporate representative or by a committee, curator bonis or other person duly appointed by court order in respect of a member of unsound mind.

PART 12
CLASS AND SERIES MEETINGS

          12.1.      In the event of a meeting of the members of any class or series of shares of the company, the provisions of these articles relating to the call and conduct of and voting at general meetings shall apply to the extent applicable; provided however that the quorum for a class or series meeting, unless otherwise specified in the special

(8)

rights or restrictions attached to the shares of the class or series, shall be one person holding or representing by proxy at least one-third of the issued shares of that class or series.

PART 13
DIRECTORS

          13.1.      The subscribers to the memorandum of the company are the first directors. The directors, if any, to succeed the first directors may be appointed in writing by a majority of the subscribers to the memorandum or at a meeting of the subscribers or, if not so appointed, shall be elected by the members entitled to vote on the election of directors: The number of directors, excluding additional directors, may be fixed or changed from time to time by special resolution.

          13.2.      The remuneration of the directors as such may from time to time be determined by the directors or, if the directors shall so decide, by the members. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the company as such who is also a director. The directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the company and if any director shall perform any professional or other services for the company that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specially occupied in or about the company’s business, he may be paid a remuneration to be fixed by the Board, or, at the option of such director, by the company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The directors on behalf of the company, unless otherwise determined by ordinary resolution, may pay a gratuity, pension or allowance on retirement to any director who has held any salaried office or place of profit with the company or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

          13.3.      A director shall not be required to hold a share in the capital of the company as qualification for his directorship.

PART 14
ELECTION AND REMOVAL OF DIRECTORS

          14.1.      At each annual general meeting of the company, one-third of the number of directors fixed pursuant to these articles, or, if the number of directors is not a multiple of three, then the number of directors equal to the next smaller whole number, shall retire from office. The one-third, or the next smaller whole numb& of directors, to retire as aforesaid at each annual general meeting shall be the directors who have been longest in office, provided that, if there are directors in number greater than one-third or the next smaller whole number as aforesaid who have served as directors for the same length of time, then the directors at a directors’ meeting shall determine which of the said director(s) shall retire at that annual general meeting. A retiring director shall act as a director throughout the meeting at which he retires. Subject to the provisions of these articles, the members shall, at each annual general meeting at which directors retire in the manner aforesaid, elect a person or persons to fill the vacancy or vacancies on the board of directors by such retirement(s).

          14.2.      A retiring director shall be eligible for re-election.

          14.3.      Where the company fails to hold an annual general meeting in accordance with the Company Act, the directors then in office shall be deemed to have been elected or appointed as directors pursuant to these articles on the last day on which the annual general meeting could have been held, and they may hold office until other directors are appointed or elected or until the day on which the next annual general meeting is held.

          14.4.      Where the number of directors of the company has been fixed by special resolution, the Board elected at any annual general meeting shall, if the number of nominees is sufficient, consist of that number. If the Board elected consists of fewer directors than the number so fixed, the vacancies remaining on the Board shall be deemed to be casual vacancies.

(9)

          14.5.      Any casual vacancy occurring in the Board of Directors may be filled by the remaining directors or director.

          14.6.      Regardless of the number of directors of the company as may have been fixed by special resolution, between annual general meetings the directors shall have the power to appoint one or more additional directors but not more than one-third of the number of directors fixed pursuant to these articles and so long as he is an additional director the number of directors shall be increased accordingly.

          14.7.      Any director may by instrument in writing delivered to the company appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present unless the directors shall have reasonably disapproved the appointment of such person as an alternate director and shall have given notice to that effect to the director appointing the alternate director within a reasonable time after delivery of such instrument to the company. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote as a director at a meeting at which the person appointing him is not personally present, and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate, if any, shall be payable out of the remuneration of the director appointing him.

          14.8.      In addition to the applicable provisions of the Company Act, a director ceases to hold office when he is convicted of an indictable offence and the other directors have unanimously resolved to remove him.

          14.9.      No election of a person as a director is valid at any general meeting of the company unless such person shall have consented to act as a director in writing and delivered his written consent to so act to the President of the company, not less than 35 days before the date of the general meeting, provided however, that this restriction shall not apply to a retiring director.

PART 15
POWERS AND DUTIES OF DIRECTORS

          15.1.      The directors shall manage or supervise the management of the affairs and business of the company and shall have the authority to exercise all such powers of the company as are not, by the Company Act or by the memorandum or these articles, required to be exercised by the company in general meeting.

          15.2.      The directors may from time to time, by power of attorney, appoint any person to be the attorney of the company for such purposes, and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the directors under these articles and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such appointment may be made in favour of any of the directors or any of the members of the company or in favour of any corporation, or of any of the members, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretion for the time being vested in him.

PART 16
DISCLOSURE OF INTEREST OF DIRECTORS

          16.1.      A director who is, in any way, directly or indirectly, interested in a proposed contract or transaction with the company shall be counted in the quorum at any meeting of the directors at which the proposed contract or transaction is approved.

          16.2.      A director may hold any office or place of profit with the company, other than the office of auditor of the company, in conjunction with his office of director for such period and on such terms, as to remuneration or otherwise, as the directors may determine and no director or intended director shall be disqualified by his office

(10)

from contracting with the company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the company in which a director is in any way interested shall be liable to be voided by reason thereof.

          16.3.      Subject to compliance with the provisions of the Company Act, a director or his firm may act in a professional capacity for the company and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

          16.4.      A director may be or become a director or other officer or employee of, or otherwise interested in, any other corporation or firm, whether or not the company is interested therein as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such director shall not be accountable to the company for any remuneration or other benefits received by him as a director, officer or employee of, or from his interest in, such other corporation or firm.

PART 17
PROCEEDINGS OF DIRECTORS

          17.1.      The Chairman of the Board, if any, or in his absence, the President shall preside as chairman at every meeting of the directors, or if there is no Chairman of the Board or neither the chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the board, if any, and the President have advised the Secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting. With the consent of the meeting, the solicitor of the company, if present, may act as chairman of a meeting of the directors.

          17.2.      The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice, if any; as the Board may by resolution from time to time determine.

          17.3.      A director may participate in a meeting of the Board or of any committee of the directors by means of conference telephones or other communications facilities by means of which all directors participating can hear each other. A director participating in a meeting in accordance with this article shall be deemed to be present at the meeting and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

          17.4.      A director may, and the Secretary or an Assistant Secretary upon request of a director shall, call a meeting of the Board at any time. Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each director and alternate director at his address as it appears on the books of the company or by leaving it at his usual business or residential address or by telephone, telecopier, facsimile transmission, electronic mail, telegram, telex, or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of directors to any director or alternate director (a) who is at the time not in the Province of British Columbia or (b) if such meeting is to be held immediately following a general meeting at which such director shall have been elected or is the meeting of directors at which such director is appointed.

          17.5.      Any director of the company may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings, and until such waiver is withdrawn, no notice need be given to such director and, unless the director, otherwise requires in writing to the Secretary, to his alternate director of any meeting of directors, and all meetings of the directors so held shall not be deemed to have been improperly called or constituted by reason of notice not having been given to such director or alternate director.

(11)

          17.6.      The quorum necessary for the transaction of the business of the directors may be fixed by the directors and if not so fixed shall be a majority of the directors holding office at the time or, if the company shall have only one director, shall be one director.

          17.7.      The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number, if any, fixed pursuant to these articles as the necessary quorum of directors, the continuing directors may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the company, but for no other purpose.

          17.8.      Subject to the provisions of the Company Act, all acts done by any meeting of the directors or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a director.

          17.9.      A resolution consented to in writing, whether by document, telegram, telecopier, facsimile transmission, electronic mail, telex or any method of transmitting legibly recorded messages or other means, by all of the directors or their alternates shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

PART 18
EXECUTIVE AND OTHER COMMITTEES

          18.1.      The directors may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, the Executive Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution. The Executive Committee shall keep regular minutes of its business and shall cause them to be recorded in books kept for that purpose, and shall report the same to the board of Directors at such times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts proposed by the Executive Committee, except as to acts done before such revocation or overriding, and to terminate the appointment or change the membership of such committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. The quorum necessary for the transaction of business of the Executive Committee shall be a majority of its members.

          18.2.      The directors may by resolution appoint one or more committees consisting of such member or members of their body as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove officers appointed by the Board) subject to such conditions as may be prescribed in such resolution. All committees so appointed shall keep regular minutes of their business and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The directors shall have the power at any time to revoke or override any authority given to or acts proposed by any such committee, except as to acts done before such revocation or overriding, and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. The quorum necessary for the transaction of business of any such committee shall be a majority of its members.

          18.3.      The Executive Committee and any other committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present and, in the case of an equality of votes, the chairman shall not have a second or casting vote. A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and

(12)

effective as if it had been passed at a meeting of such committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

PART 19
OFFICERS

          19.1.      The directors shall, from time to time, appoint a President and a Secretary and such other officers, if any, as the directors shall determine and the directors may, at any time terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.

          19.2.      One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the company has only one member. Any person appointed as the Chairman of the Board or the President shall be a director. The other officers need not be directors. The remuneration of the officers of the company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the directors. Such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may, in addition to such remuneration, be entitled to receive, after he ceases to hold such office or leaves the employment of the company, a pensioner gratuity. The directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. Notwithstanding the foregoing, the Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.

PART 20
INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

          20.1.      Subject to the provisions of the Company Act, the directors shall cause the company to indemnify a director or former director of the Company and the directors may cause the company to indemnify a director or former director of a corporation of which the company is or was a shareholder, and in either case the heirs and personal representatives of any such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgement in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of the company or a director of such corporation, including any action brought by the company or any such corporation. Each director of the company on being elected or appointed shall be deemed to have contracted with the company on the terms of the foregoing indemnity.

          20.2.      Subject to the provisions of the Company Act, the directors may cause the company to indemnify any officer, employee or agent of the company or of a corporation of which the company is or was a shareholder (notwithstanding that he is also a director), and his heirs and personal representatives, against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the company or such corporation. In addition, the company shall indemnify the Secretary or an Assistant Secretary of the company (if he shall not be a full time employee of the company and notwithstanding that he is also a director), and his heirs and legal representatives, against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the company on the terms of the foregoing indemnity.

          20.3.      The failure of a director or officer of the company to comply with the provisions of the Company Act or of the memorandum or these articles shall not invalidate any indemnity to which he is entitled under this Part.

          20.4.      The directors may cause the company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the company or as a director, officer,

(13)

employee or agent of any corporation of which the company is or was a shareholder, and his heirs or personal representatives, against any liability incurred by him as a director, officer, employee or agent, as the case may be.

PART 21
DIVIDENDS AND RESERVE

          21.1.      The directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends shall be conclusive. The company may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the company or any other corporation or in any one or more such ways as may be authorized by the company or the directors. Where any difficulty arises with regard to such a distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments, in substitution for all or any part of the specific assets to which any members may otherwise be entitled, shall be made to any members on the basis of the value so fixed in order to adjust the right of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the directors.

          21.2.      Any dividend declared on shares of any class by the directors may be made payable on such date as is fixed by the directors.

          21.3.      Subject to the rights of members, if any, holding shares with specific rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

          21.4.      The directors may, before declaring any dividend, set aside out of funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the company or be invested in such investments as the directors may from time to time think fit. The directors may also, without placing the same in reserve, carry forward such funds as they consider prudent not to divide.

          21.5.      If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

          21.6.      No dividend shall bear interest against the company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

          21.7.      Any dividend, bonus or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent The mailing of such cheque or warrant shall, to the extent of the sum represented thereby, plus the amount of any tax required by law to be deducted, discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

          21.8.      Notwithstanding anything contained in these articles, the directors may from time to time capitalize any undistributed surplus on hand of the company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the company as dividend representing such undistributed surplus on hand or any part thereof.

(14)

PART 22
ACCOUNTING RECORDS

          22.1.      The company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the company in order properly to record the financial affairs and condition of the company and to comply with the Company Act.

          22.2.      Unless the directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the company shall be entitled to inspect the accounting records of the company.

PART 23
NOTICES

          23.1.      A notice, statement or report may be given or delivered by the company to any member either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, preparing and mailing the notice, statement or report and to have been given on the day, Saturdays and holidays excepted, following the date of mailing. A certificate, signed by the Secretary or other officer of the company or of any other corporation acting in that behalf for the company, stating that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

          23.2      A notice, statement or report may be given or delivered by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

          23.3.      A notice, statement or report may be given or delivered by the company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it by mail, prepaid, addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address, if any supplied to the company for such purpose by the persons claiming to be so entitled, or, until such address has been so supplied, by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

          23.4.      Notice of every general meeting or meeting of members holding shares of a particular class or series shall be given in a manner hereinbefore authorized to every member holding, at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the company and the directors of the company shall be entitled to receive notice of any such meeting.

PART 24
SEAL

          24.1.      The directors may provide a seal for the company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely:

(a)	any two directors; or
(b)

one of the Chairman of the Board, the President, the Managing Director, a director and a Vice- President together with one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, and Assistant Treasurer and an Assistant Secretary-Treasurer; or

(c)	if the company shall have only one member, the President or the Secretary; or
(d)	such person or persons as the directors may from time to time by resolution appoint,

and the said directors, officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution, the seal may be affixed in the presence of any one director or officer. Any document to which the seal of the company is affixed in

(15)

accordance with the provisions of this article shall be deemed for all purposes to be a valid and binding obligation of the company in accordance with its terms.

          24.2.      To enable the seal of the company to be affixed to any bonds, debentures, share certificates, or other securities of the company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the company are, in accordance with the Company Act or these articles, printed or otherwise mechanically reproduced, there may be delivered to the firm or person employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the company’s seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or person to cause the company’s seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies. Bonds, debentures, share certificates or other securities to which the company’s seal has been so affixed shall for all purposes be deemed to be under and to bear the company’s seal lawfully affixed thereto.

PART 25
MECHANICAL REPRODUCTION OF SIGNATURES

          25.1.      The signature of any officer, director, registrar, branch registrar, transfer agent or branch agent of the company, unless otherwise required by the Company Act or by these articles, may, if authorized by the directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the company or any officer thereof. Any instrument on which the signature of any such person is so reproduced shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold the office that he is stated on such instrument to hold at the date of the delivery or issue of such instrument.

          25.2.      The term “instrument” as used in article 25.1, shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligations, shares and share warrants of the company, bonds debentures and other debt obligations of the company, and all paper writings.

PART 26
[DELETED]

PART 27
SUPERMAJORITY REQUIRED FOR CERTAIN BUSINESS COMBINATION

          27.1      In addition to any other vote which may be required by the Company Act, the articles of the company, and except as otherwise expressly provided in article 27.2:

(a)

any merger, amalgamation or consolidation of the company or any Subsidiary (as defined below) with or into (i) any Interested Shareholder (as defined below) or (ii) any corporation which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder; or

(b)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any affiliate of any Interested Shareholder of any assets of the Company and/or any Subsidiary or Subsidiaries having an aggregate Fair Market Value (as defined below) of 10% or more of the then current book value of the total assets of the company; or

(c)

the issuance or transfer by the company and/or any Subsidiary or Subsidiaries (in one transaction or a series of transactions) of any securities of the company and/or any Subsidiary or Subsidiaries to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash,

(16)

securities or other property (or a combination thereof) having an aggregate Fair Market Value of 10% or more of the then current book value of the total assets of the company; or

(d)

the adoption of any plan or proposal for the liquidation, dissolution or winding up of the company if, on the record date for the determination of the shareholders entitled to vote thereon, any person shall be an Interested Shareholder; or

(e)

any reclassification of securities (including, but not limited to, any consolidation) or recapitalization of the company, or any merger, amalgamation, consolidation, arrangement or consolidation of the company with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of the company or any Subsidiary which is beneficially owned by any Interested Shareholder; or

(f)	the continuance of the company under the laws of another jurisdiction at any time when any person is an Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the outstanding common shares of the company.

          27.2.      The provisions of article 27.1 shall not be applicable to any particular Business Combination (as defined below), and such Business Combination shall require only affirmative vote, if any, as may be required by the Company Act and any other provision of the articles of the company, if the Business Combination shall have been approved by a majority of the directors of the company.

          27.3      For the purposes of articles 27.1, 27.2, 27.3 and 27.4:

(a)	A “person” shall mean any individual, firm, corporate or other entity.

(b)	“Interested Shareholder” shall mean any person who or which is the beneficial owner, directly or indirectly, of more than 20% of the outstanding common shares.

(c)	A person shall be a “beneficial owner” of any common shares:

(i) when such person of any of its affiliates or associates beneficially owns, directly or indirectly common shares; or

(ii)

when such person or any of its affiliates or associates has (a) the right to acquire common shares (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii)

which are beneficially owned, directly or indirectly, by any other person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any common shares.

(d)

For the purposes of determining whether a person is an Interested Shareholder pursuant to (b) of this article 27.3, the number of common shares deemed to be outstanding shall include unissued shares deemed owned by such person through application of paragraph (c)(ii)(a) of this article 27.3 but shall not include any other common shares which are in fact not issued and outstanding.

(e)	“Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company.

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(f)

“Fair Market Value”, means (i) in the case of stock, the average closing sale price during the ten business day period immediately preceding the date in question of a share of such stock on the Vancouver Stock Exchange or, if such stock is not quoted on the Vancouver Stock Exchange, on the principal securities exchange on which such stock is listed or traded or, if such stock is not listed or traded an any such exchange, the average closing bid quotation with respect to a share of such stock during such ten business day period on the National Association of Securities Dealers, Inc., Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the directors of the company in good faith; and (ii) in the case of property other than stock, the fair market value of such property on the date in question as determined by a majority of the directors of the company in good faith.

(g)	“Business Combination” means any transaction which is referred to in article 27.1.

          27.4.      Notwithstanding any other provisions of the articles, the affirmative vote of the holders of at least 80% of the outstanding common shares of the company shall be required to amend, repeal or adopt any provisions inconsistent with, or engage in any transaction of any nature, including, but not limited to, a merger or consolidation, which would have the effect of amending, repealing or adopting any provisions inconsistent with articles 27.1, 27.2, 27.3 and 27.4 of the articles, in addition to such other affirmative vote, if any, as may be required by the Company Act or the articles of the company; provided, however, that the preceding provisions of this article 27.4 shall not be applicable to any such amendment, repeal or adoption which has been approved by a majority of the directors, and any such amendment, repeal or adoption which has been so approved shall require only such affirmative vote as is required by the Company Act or any other provisions of the articles of the company.

PART 28
SPECIAL RIGHTS AND RESTRICTIONS OF CLASS A PREFERRED SHARES

The Class A Preferred Shares of the Company shall have attached thereto and shall be subject to the following special rights and restrictions (the “Special Rights and Restrictions”):

28.1      DEFINITIONS

Reference to any capitalized terms in this Part 28 shall have the following meanings:

(a)       “Board of Directors” means the board of directors of the Company;

(b)       “Class A Conversion Shares” means any Common Shares issued pursuant to Article 28.6;

(c)       “Class A Dividend Shares” means any Common Shares issued pursuant to Article 28.3;

(d)       “Class A Preferred Shares” means the Class A Preferred Shares of the Company without par value;

(e)       “Class B Preferred Shares” means the Class B Preferred Shares of the Company without par value;

(f)      “Common Shares” means the common shares of the Company;

(g)       “Company” means Clearly Canadian Beverage Corporation;

(h)       “Company Act” means the Business Corporations Act (British Columbia), as may be amended;

(i)      “Dividends” has the meaning given in Section 28.3(a);

(j)       “Holder” or “Holders” means the holder or holders of the outstanding Class A Preferred Shares from time to time, as appearing on the records of the Company;

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(k)	“Issue Date” means the date of issuance of any Class A Preferred Shares;

(l)	“Issue Price” for each Class A Preferred Share means the sum of One U.S. Dollar (U.S.$1.00);

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          (m)      “Liquidation Event” means (A) any time the Company, or any of the Subsidiaries shall (i) make a voluntary application, or consent to the entry of an order for relief in an involuntary application, under any applicable bankruptcy, insolvency or similar law; (ii) consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, or any Subsidiary, or of any substantial part of its property; (iii) make an assignment for the benefit of its creditors; or (iv) admit in writing its inability to pay its debts generally as they become due; or (B) any time a decree or order for relief in respect of the Company or any of the Subsidiaries shall be entered by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency or similar law resulting in the (i) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, or any Subsidiary, or of any substantial part of their property, or (ii) winding up or liquidation of the Company’s, or any Subsidiary’s, affairs, HOWEVER, the purchase or redemption by the Company of shares of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company, nor shall the consolidation or merger of the Company with or into any other entity or the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company;

          (n)      “OTCBB” means the Over-the-Counter Bulletin Board;

          (o)      “Per Share Market Value” means, on any particular date, the closing bid price per share of the Common Shares on such date on the OTCBB or other stock exchange on which the Common Shares have been listed or, if there is no such price on such date, then the last bid price on such exchange on the last Trading Day immediately preceding such date;

          (p)      “Purchase Agreement” means the Preferred Share Purchase Agreement between the Company and BG Capital Group Ltd. dated for reference March 28, 2005 which provides for the issuance of the Class A Preferred Shares;

          (q)      “Subsidiaries” means, together, Blue Mountain Springs Ltd., an Ontario corporation wholly-owned by the Company, and CC Beverage (U.S.) Corporation, a Washington corporation wholly-owned by the Company, and “Subsidiary” means either of them; and

          (r)      Trading Day” means (a) a day on which the Common Shares are quoted on the OTCBB or other stock exchange on which the Common Shares have been listed, or, if the Common Shares are not quoted on the OTCBB or any stock exchange, (b) a day on which the Common Shares are quoted on the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. (“NASD”), or, if the Common Shares are not quoted on the NASD, (c) a day on which the Common Shares are quoted on the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

28.2 DESIGNATION

          This class of shares of the Company shall be designated as the “Class A Preferred Shares”, of which 2,000,000 Class A Preferred Shares are authorized to be issued by the Company.

28.3 DIVIDENDS

          (a)      The Company shall be obligated to pay, and the Holders shall be entitled to receive, dividends at the rate of ten percent (10%) per annum (computed on the basis of a 365-day year) (the “Dividends”) of the Issue Price of each of the outstanding Class A Preferred Shares.

          (b)      The Dividends shall be paid quarterly, in advance, commencing on the Issue Date, through the issuance of Common Shares calculated at a price per share equal to the average of the Per Share Market Value calculated for each of the ten (10) Trading Days immediately preceding the date on which a Dividend is declared.

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          (c)      All Dividends shall be paid and delivered to the Holder (with any share certificates to be in the name of the Holder) at the address for the Holder set forth in the Purchase Agreement.

          (d)      In the event of a subdivision of the Common Shares into a greater number of Common Shares, the number of Common Shares to be issued on account of the Dividends as set forth in Section 28.3(b) shall be proportionately increased and, in the event of a consolidation of the Common Shares into a smaller number of shares of Common Shares, the number of Common Shares to be issued on account of Dividends as set forth in Section 28.3(b) shall be proportionately decreased.

28.4 ASSURANCES AND COVENANTS

          So long as any of the Class A Preferred Shares are outstanding and without the consent of the Holders, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon any Common Shares or other shares of the Company ranking junior to the Class A Preferred Shares, nor shall any Common Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan, including a share option plan, of the Company or any Subsidiary or pursuant to a conversion of the Class A Preferred Shares or the Class B Preferred Shares) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly. Nothing in this Article 28.4 shall preclude the payments of the Dividends to the Holders, or dividends paid to the holders of the Class B Preferred Shares.

28.5 EVENTS OF DEFAULT AND REMEDIES

          (a)      “Event of Default”, wherever used herein, means any one of the following events:

                          (i)      default by the Company in the performance of or compliance with any term or any provision of these Special Rights and Restrictions, and such failure shall not have been remedied within fifteen (15) calendar days after the date on which written notice of such failure shall have been given;

                          (ii)      default by the Company in the performance of or compliance with any term or any provision of the Purchase Agreement, and such failure or breach shall not have been remedied within fifteen (15) calendar days after the date on which written notice of such failure shall have been given;

                         (iii)      the occurrence of a Liquidation Event;

                          (iv)      the Company shall voluntarily have its Common Shares deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which the Common Shares are listed for trading; or

                         (v)      the Company or any Subsidiary voluntarily or involuntarily discontinues business.

          (b)      If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing:

                          (i)      any Holder may, on five (5) calendar days’ notice to the Company, demand redemption of any of the outstanding Class A Preferred Shares at the Issue Price of each of the Class A Preferred Shares being redeemed, plus accrued but unpaid Dividends thereon, whereupon such sums shall be immediately due and payable by the Company to such Holder;

                          (ii)      any Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law, and in particular, without limiting the generality of the foregoing, such Holder may, for the purposes of receiving such sums due pursuant to Subsection 28.5(b)(i), and subject to any applicable bankruptcy, insolvency or similar law in respect of the appointment of a receiver, appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is hereinafter called the “Receiver”) of the Company with or without bond as such Holder may

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determine, and from time to time in its absolute discretion remove the Receiver and appoint another in its stead. A Receiver appointed by such Holder hereunder shall be the agent of the Company and not of such Holder and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of such Holder hereunder, and in addition shall have power to carry on the business of the Company and for such purpose from time to time to borrow money either secured or unsecured. Subject to the claims, if any, of the creditors of the Company ranking in priority to the Holders, all amounts realized by the Receiver hereunder, by way of disposition of assets or otherwise, will be applied as follows:

          (A)      payment of all costs, charges and expenses set forth in Section 28.10(c);

          (B)      in or toward payment to any Holders of all monies pursuant to Subsection 28.5(b)(i); and

          (C)      subject to applicable law and the claims, if any, of other creditors of the Company, any surplus will be paid to the Company;

                          (iii)      any declaration of default made by any Holder pursuant to this Article 28.5 may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon, including, but not limited to, the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

          (c)      Notwithstanding the Holders’ right to demand redemption of the Class A Preferred Shares pursuant to this Article 28.5, the Company shall not be required to redeem any Class A Preferred Shares if such redemption would be contrary to the provisions of the Company Act or otherwise prohibited by law.

28.6 CONVERSION

          (a)      Each Holder shall have the right, at the Holder’s option, at any time and from time to time, to convert such Holder’s Class A Preferred Shares, in whole or in part, into that number of Common Shares as shall be provided herein.

          (b)      The Holder may exercise the conversion right provided in this Article 28.6 by giving written notice (the “Class A Conversion Notice”) to the Company of the exercise of such right, stating the amount of the Class A Preferred Shares which the Holder will convert (the “Exercised Class A Shares”) and stating the address to which the share certificate or share certificates for the Common Shares to be issued hereunder (to be in the name of the Holder) shall be delivered. The Class A Conversion Notice shall be accompanied by the original share certificate or share certificates representing the Exercised Class A Shares.

          (c)      The number of Common Shares which shall be issuable upon conversion of the Class A Preferred Shares under this Article 28.6 shall equal the product obtained by dividing the number of the Exercised Class A Shares by the price per Common Share equal to the average Per Share Market Value calculated for each of the ten (10) Trading Days immediately preceding the Conversion Date (as hereinafter defined).

          (d)      Conversion of the Exercised Class A Shares shall be deemed to have been effected on the date on which the Class A Conversion Notice is received by the Company (for such Holder, the “Conversion Date”).

          (e)      Within ten (10) calendar days after the Conversion Date, the Company shall issue and deliver by hand, against a signed receipt therefor, or by registered mail, return receipt requested, to the address designated by the Holder in the Class A Conversion Notice, a share certificate or share certificates of the Company representing the number of Common Shares to which the Holder becomes entitled pursuant to this Article 28.6, and, if required, a share certificate or share certificates of the Company representing the number of Class A Preferred Shares to which the Holder remains entitled following any conversion under this Article 28.6. Any fractional common share resulting from the conversion under this Article 28.6 shall be rounded to the nearest whole common share.

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          (f)      No conversion of the Exercised Class A Shares under this Article 28.6 shall extinguish or satisfy, or relieve the Company of its obligation to pay, any Dividends on any Class A Preferred Shares accruing prior to the Conversion Date for such Exercised Class A Shares.

          (g)      In the event of a subdivision of the Common Shares into a greater number of Common Shares, the number of Common Shares to be issued upon conversion pursuant to Section 28.6(c) shall be proportionately increased and, in the event of a consolidation of the Common Shares into a smaller number of Common Shares, the number of Common Shares to be issued upon conversion as set forth in Section 28.6(c) shall be proportionately decreased.

          (h)      In case of any capital reorganization, any reclassification of the shares of the Company (other than as a result of a share dividend or subdivision, split up or combination of shares), or the merger of the Company with or into another person or entity (other than a merger in which the Company is the continuing company and which does not result in any change in the Common Shares) or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company as an entirety or the participation by the Company in a share exchange as the company the shares of which are to be acquired, the Class A Preferred Shares shall (effective on the opening of business on the date after the effective date of such reorganization, reclassification, merger, sale or exchange, lease, transfer or other disposition or share exchange) be convertible into the kind and number of shares or other securities or property of the Company, or of the company resulting from surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed, or which was the company whose securities were exchanged for those of the Company, to which a holder of the number of Common Shares deliverable (at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange) upon conversion of any Class A Preferred Shares under this Article 28.6 would have been entitled upon such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange. The provisions of this Section 28.6(h) shall similarly apply to successive reorganizations, reclassifications, mergers, sales, exchanges, leases, transfers or other dispositions or other share exchanges.

          (i)      Should the Company fix a record date for the purpose of determining the holders who are entitled to (i) receive any dividend whatsoever or other distribution; or (ii) vote at any meeting of the Company for any purpose whatsoever, the Company shall, at least fourteen (14) calendar days prior to any such record date, mail to each Holder a notice specifying the date on which any such record is to be taken.

          (j)      The Company shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of any Common Shares under this Article 28.6.

28.7 RANK

          The Class A Preferred Shares shall rank, as to dividends, redemptions, and the distribution of assets upon a Liquidation Event, prior to (i) the Common Shares; and (ii) any class or series of shares of the Company hereafter created which by its terms ranks junior to the Class A Preferred Shares; and junior to (iii) the Class B Preferred Shares; and (iv) any class or series of shares of the Company hereafter created which by its terms ranks senior to the Class A Preferred Shares (the “Senior Securities”); and pari passu with (v) any class or series of shares of the Company hereafter created which by its terms ranks on a parity with the Class A Preferred Shares.

28.8 LIQUIDATION PREFERENCE

          If a Liquidation Event shall occur, no distribution shall be made to the holders of any shares of the Company (other than Senior Securities) unless, prior thereto, the Holders, shall have received the Liquidation Preference (as defined below) with respect to each Class A Preferred Share. If, upon the occurrence of a Liquidation Event, the assets and funds of the Company available for distribution among the Holders shall be insufficient to permit the payment of the Liquidation Preference to all of the Holders, then the entire assets and funds of the Company legally available for distribution to the Holders shall be distributed ratably among Holders in proportion to the ratio that the Liquidation Preference payable on each Class A Preferred Share bears to the aggregate Liquidation Preference payable on all the outstanding Class A Preferred Shares. The “Liquidation Preference” with respect to a

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Class A Preferred Share means an amount equal to the Issue Price, plus the accrued but unpaid Dividends thereon up to and including the date of final distribution.

28.9 VOTING RIGHTS

          The Holders shall be entitled to receive notice of and attend all meetings of the shareholders of the Company and are entitled, at any annual or special meeting of the shareholders of the Company, to vote with the holders of Common Shares and not as a separate class, and may act by written consent in the same manner as the shareholders of Common Shares, in either case upon the basis of one vote for each Class A Preferred Share held. To the extent that, under the Company Act, the vote of the Holders, voting separately or as a class, is required to authorize a given action of the Company, the affirmative vote or consent of at least a majority of the Holders represented at a duly held meeting at which a quorum is present or by written consent of at least a majority of the Holders (except as otherwise may be required under the Company Act) shall constitute the approval of such action by the class.

28.10 MISCELLANEOUS

          (a)      Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Class A Preferred Share certificate(s) and (ii) (1) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (2) in the case of mutilation, upon surrender and cancellation of the Class A Preferred Share certificate(s), the Company shall execute and deliver new Class A Preferred Share certificate(s) of like tenor and date.

          (b)      The remedies provided in these Special Rights and Restrictions shall be cumulative and in addition to all other remedies available under these Special Rights and Restrictions, at law or in equity (including a decree of specific performance or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of these Special Rights and Restrictions. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders, such that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (c)      The Company will, upon demand, pay to the Holders the amount of any and all expenses (including legal fees and disbursements on a solicitor and his own client basis), which the Holders may incur in connection with (i) the administration of these Special Rights and Restrictions; (ii) the exercise, enforcement or protection of any of the rights under these Special Rights and Restrictions; or (iii) the failure by the Company to perform or observe any of the provisions hereof.

          (d)      All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a North American recognized overnight courier, special next day delivery, with verification of receipt. All communications shall, unless otherwise stated herein, be sent to the addresses for the Holder and the Company set forth in the Purchase Agreement

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PART 29
SPECIAL RIGHTS AND RESTRICTIONS OF CLASS B PREFERRED SHARES

The Class B Preferred Shares of the Company shall have attached thereto and shall be subject to the following special rights and restrictions (the “Special Rights and Restrictions”):

29.1. DEFINITIONS

Reference to any capitalized terms in this Part 29 shall have the following meanings:

          (a)      “Board of Directors” means the board of directors of the Company;

          (b)      “Class A Preferred Shares” means the Class A Preferred Shares of the Company without par value;

          (c)      “Class B Conversion Shares” means any Common Shares issued pursuant to Article 29.6;

          (d)      “Class B Dividend Shares” means any Common Shares issued pursuant to Article 29.3;

          (e)      “Class B Preferred Shares” means the Class B Preferred Shares of the Company without par value;

          (f)      “Common Shares” means the common shares of the Company;

          (g)      “Company” means Clearly Canadian Beverage Corporation;

          (h)      “Company Act” means the Business Corporations Act (British Columbia), as may be amended;

          (i)      “Dividends” has the meaning given in Section 29.3(a);

          (j)      “Holder” or “Holders” means the holder or holders of the outstanding Class B Preferred Shares from time to time, as appearing on the records of the Company;

          (k)      “Issue Date” means the date of issuance of any Class B Preferred Shares;

          (l)      “Issue Price” for each Class B Preferred Share means the sum of One U.S. Dollar (U.S.$1.00);

          (m)      Liquidation Event” means (A) any time the Company, or any of the Subsidiaries shall (i) make a voluntary application, or consent to the entry of an order for relief in an involuntary application, under any applicable bankruptcy, insolvency or similar law; (ii) consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, or any Subsidiary, or of any substantial part of its property; (iii) make an assignment for the benefit of its creditors; or (iv) admit in writing its inability to pay its debts generally as they become due; or (B) any time a decree or order for relief in respect of the Company or any of the Subsidiaries shall be entered by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency or similar law resulting in the (i) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, or any Subsidiary, or of any substantial part of their property, or (ii) winding up or liquidation of the Company’s, or any Subsidiary’s, affairs, HOWEVER, the purchase or redemption by the Company of shares of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company, nor shall the consolidation or merger of the Company with or into any other entity or the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company;

          (n)      “OTCBB” means the Over-the-Counter Bulletin Board;

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          (o)      “Per Share Market Value” means, on any particular date, the closing bid price per share of the Common Shares on such date on the OTCBB or other stock exchange on which the Common Shares have been listed or, if there is no such price on such date, then the last bid price on such exchange on the last Trading Day immediately preceding such date;

          (p)      “Purchase Agreement” means the Preferred Share Purchase Agreement between the Company and BG Capital Group Ltd. dated for reference March 28, 2005 which provides for the issuance of the Class A Preferred Shares;

          (q)      “Subsidiaries” means, together, Blue Mountain Springs Ltd., an Ontario corporation wholly-owned by the Company, and CC Beverage (U.S.) Corporation, a Washington corporation wholly-owned by the Company, and “Subsidiary” means either of them; and

          (r)      “Trading Day” means (a) a day on which the Common Shares are quoted on the OTCBB or other stock exchange on which the Common Shares have been listed, or, if the Common Shares are not quoted on the OTCBB or any stock exchange, (b) a day on which the Common Shares are quoted on the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. (“NASD”), or, if the Common Shares are not quoted on the NASD, (c) a day on which the Common Shares are quoted on the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

29.2 DESIGNATION

          This class of shares of the Company shall be designated as the “Class B Preferred Shares”, of which 2,000,000 Class B Preferred Shares are authorized to be issued by the Company.

29.3 DIVIDENDS

          (a)      The Company shall be obligated to pay, and the Holders shall be entitled to receive, dividends at the rate of ten percent (10%) per annum (computed on the basis of a 365-day year) (the “Dividends”) of the Issue Price of each of the outstanding Class B Preferred Shares.

          (b)      The first annual Dividend shall be payable in advance on the Issue Date, through the issuance of Common Shares calculated at a price per share of One U.S. Dollar (U.S. $1.00) . Thereafter, cash Dividends shall be paid monthly, in advance, payable on the fifteenth (15th) day of each month commencing on the first month following the one year anniversary of the Issue Date. If on the date for payment of any cash Dividend, the payment of such dividend by the Company would be contrary to the provisions of the Company Act or otherwise prohibited by law, the payment of such Dividend shall be made by the Company on the next payment date on which the Company is not prohibited from paying such cash Dividend.

          (c)      All Dividends shall be paid and delivered to the Holder (with any share certificates to be in the name of the Holder) at the address for the Holder set forth in the Purchase Agreement.

          (d)      In the event of a subdivision of the Common Shares into a greater number of Common Shares, the price calculated on account of the Dividends as set forth in Section 29.3(b) shall be proportionately increased and, in the event of a consolidation of the Common Shares into a smaller number of shares of Common Shares, the price calculated on account of the Dividends as set forth in Section 29.3(b) shall be proportionately decreased.

29.4 ASSURANCES AND COVENANTS

          So long as any of the Class B Preferred Shares are outstanding and without the consent of the Holders, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon any Common Shares or other shares of the Company ranking junior to the Class B Preferred Shares, other than the Class A Preferred Shares, nor shall any Common Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit

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plan, including a share option plan, of the Company or any Subsidiary or pursuant to a conversion of the Class A Preferred Shares or the Class B Preferred Shares) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly. Nothing in this Article 29.4 shall preclude the payments of the Dividends to the Holders, or dividends paid to the holders of the Class A Preferred Shares.

29.5 EVENTS OF DEFAULT AND REMEDIES

          (a)      “Event of Default”, wherever used herein, means any one of the following events:

                          (i)      default by the Company in the performance of or compliance with any term or any provision of these Special Rights and Restrictions, and such failure shall not have been remedied within fifteen (15) calendar days after the date on which written notice of such failure shall have been given;

                          (ii)      default by the Company in the performance of or compliance with any term or any provision of the Purchase Agreement, and such failure or breach shall not have been remedied within fifteen (15) calendar days after the date on which written notice of such failure shall have been given;

                         (iii)      the occurrence of a Liquidation Event;

                         (iv)      the Company shall voluntarily have its Common Shares deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which the Common Shares are listed for trading; or

                         (v)      the Company or any Subsidiary voluntarily or involuntarily discontinues business.

          (b)      If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing:

                          (i)      any Holder may, on five (5) calendar days’ notice to the Company, demand redemption of any of the outstanding Class B Preferred Shares at the Issue Price of each of the Class B Preferred Shares being redeemed, plus accrued but unpaid Dividends thereon, whereupon such sums shall be immediately due and payable by the Company to such Holder;

                          (ii)      any Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law, and in particular, without limiting the generality of the foregoing, such Holder may, for the purposes of receiving such sums due pursuant to Subsection 29.5(b)(i), and subject to any applicable bankruptcy, insolvency or similar law in respect of the appointment of a receiver, appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is hereinafter called the “Receiver”) of the Company with or without bond as such Holder may determine, and from time to time in its absolute discretion remove the Receiver and appoint another in its stead. A Receiver appointed by such Holder hereunder shall be the agent of the Company and not of such Holder and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of such Holder hereunder, and in addition shall have power to carry on the business of the Company and for such purpose from time to time to borrow money either secured or unsecured. Subject to the claims, if any, of the creditors of the Company ranking in priority to the Holders, all amounts realized by the Receiver hereunder, by way of disposition of assets or otherwise, will be applied as follows:

          (A)      in payment of all costs, charges and expenses set forth in Section 29.10(c);

          (B)      in or toward payment to any Holders of all monies pursuant to Subsection 29.5(b)(i); and

          (C)      subject to applicable law and the claims, if any, of other creditors of the Company, any surplus will be paid to the Company;

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                          (iii)      any declaration of default made by any Holder pursuant to this Article 29.5 may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon, including, but not limited to, the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

          (c)      Notwithstanding the Holders’ right to demand redemption of the Class B Preferred Shares pursuant to this Article 29.5, the Company shall not be required to redeem any Class B Preferred Shares if such redemption would be contrary to the provisions of the Company Act or otherwise prohibited by law.

29.6 CONVERSION

          (a)      The Holder shall have the right, at the Holder’s option, to convert all of the Holder’s Class B Preferred Shares, in whole but not in part, into that number of Common Shares which equals the number of Fully Diluted Common Shares (as defined in Section 29.6(c)) . By illustration, if the Fully Diluted Common Shares on the Conversion Date is 5,000,000, the Class B Preferred Shares will convert into 5,000,000 Common Shares.

          (b)      The Holder may exercise the conversion right provided in this Article 29.6 by giving written notice (the “Class B Conversion Notice”) to the Company of the exercise of such right, stating the address to which the share certificate or share certificates for the Common Shares to be issued hereunder (to be in the name of the Holder) shall be delivered. The Class B Conversion Notice shall be accompanied by the original share certificate or share certificates representing the Class B Preferred Shares.

          (c)      For purposes of this Article 29.6, the “Fully Diluted Common Shares” shall equal (i) the aggregate number of Common Shares issued, outstanding and agreed to be issued immediately prior to the Conversion Date; and (ii) the aggregate number of Common Shares into which any options, warrants, convertible debt, convertible preferred shares and other convertible securities of the Company which are issued and outstanding, and which the Company has agreed to issue, are convertible immediately prior to the Conversion Date, but excluding (i) the Class B Preferred Shares; (ii) the Common Shares issuable pursuant to Section 29.6(e); and (iii) options that are exercisable at a price above the Per Share Market Value as of the Issue Date.

          (d)      Conversion of the Class B Preferred Shares shall be deemed to have been effected on the date on which the Class B Conversion Notice is received by the Company (the “Conversion Date”).

          (e)      Upon the Conversion of the Class B Preferred Shares into Common Shares in accordance with this Article 29.6, the Company shall issue to the Holder of the Class B Preferred Shares being converted 200,000 Common Shares.

         (f)      Within ten (10) calendar days after the Conversion Date, the Company shall issue and deliver by hand, against a signed receipt therefor, or by registered mail, return receipt requested, to the address designated by the Holder in the Class B Conversion Notice, a share certificate or share certificates of the Company representing the number of Common Shares to which the Holder becomes entitled pursuant to this Article 29.6. Any fractional Common Share resulting from the conversion under this Article 29.6 shall be rounded to the nearest whole common share.

          (g)      No conversion of the Class B Preferred Shares under this Article 29.6 shall extinguish or satisfy, or relieve the Company of its obligation to pay, any Dividends on the Class B Preferred Shares accruing prior to the Conversion Date. In the event that the Class B Preferred Shares are converted under this Article 29.6 within one year of the Issue Date, the number of Common Shares to which the Holder would otherwise be entitled hereunder will be offset by the amount of Common Shares representing the unearned portion of the Dividends paid in Common Shares on the Issue Date. In the event that the Class B Preferred Shares are converted under this Article 29.6 after the first anniversary of the Issue Date and cash Dividends paid on the Class B Preferred Shares shall not have been earned, the Holder agrees to return to the Company within fifteen (15) calendar days of the Conversion Date an amount of cash equal to such unearned portion of the Dividend.

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          (h)      In case of any capital reorganization, any reclassification of the shares of the Company (other than as a result of a share dividend or subdivision, split up or combination of shares), or the merger of the Company with or into another person or entity (other than a merger in which the Company is the continuing company and which does not result in any change in the Common Shares) or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company as an entirety or the participation by the Company in a share exchange as the company the shares of which are to be acquired, the Class B Preferred Shares shall (effective on the opening of business on the date after the effective date of such reorganization, reclassification, merger, sale or exchange, lease, transfer or other disposition or share exchange) be convertible into the kind and number of shares or other securities or property of the Company, or of the company resulting from surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed, or which was the company whose securities were exchanged for those of the Company, to which a holder of the number of Common Shares deliverable (at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange) upon conversion of the Class B Preferred Shares under this Article 29.6 would have been entitled upon such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange. The provisions of this Section 29.6(h) shall similarly apply to successive reorganizations, reclassifications, mergers, sales, exchanges, leases, transfers or other dispositions or other share exchanges.

          (i)      Should the Company fix a record date for the purpose of determining the holders who are entitled to (i) receive any dividend whatsoever or other distribution; or (ii) vote at any meeting of the Company for any purpose whatsoever, the Company shall, at least fourteen (14) calendar days prior to any such record date, mail to each Holder a notice specifying the date on which any such record is to be taken.

          (j)      The Company shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of any Common Shares under this Article 29.6.

29.7 RANK

          The Class B Preferred Shares shall rank, as to dividends, redemptions, and the distribution of assets upon a Liquidation Event of the Company, prior to (i) the Common Shares and the Class A Preferred Shares; and (ii) any class or series of shares of the Company hereafter created which by its terms ranks junior to the Class B Preferred Shares; junior to (iii) any class or series of shares of the Company hereafter created which by its terms ranks senior to the Class B Preferred Shares (the “Senior Securities”); and pari passu with (iv) any class or series of shares of the Company hereafter created which by its terms ranks on a parity with the Class B Preferred Shares.

29.8 LIQUIDATION PREFERENCE

          If, a Liquidation Event shall occur, no distribution shall be made to the holders of any shares of the Company (other than Senior Securities) unless, prior thereto, the Holders, shall have received the Liquidation Preference (as defined below) with respect to each Class B Preferred Share. If, upon the occurrence of a Liquidation Event, the assets and funds of the Company available for distribution among the Holders shall be insufficient to permit the payment of the Liquidation Preference to all of the Holders, then the entire assets and funds of the Company legally available for distribution to the Holders shall be distributed ratably among Holders in proportion to the ratio that the Liquidation Preference payable on each Class B Preferred Share bears to the aggregate Liquidation Preference payable on all the outstanding Class B Preferred Shares. The “Liquidation Preference” with respect to a Class B Preferred Share means an amount equal to the Issue Price, plus the accrued but unpaid Dividends thereon up to and including the date of final distribution.

29.9 VOTING RIGHTS

          The Holders shall be entitled to receive notice of and attend all meetings of the shareholders of the Company and are entitled, at any annual or special meeting of the shareholders of the Company, to vote with the holders of Common Shares and not as a separate class, and may act by written consent in the same manner as the shareholders of Common Shares, in either case upon the basis of five (5) votes for each Class B Preferred Share

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held. To the extent that, under the Company Act, the vote of the Holders, voting separately or as a class, is required to authorize a given action of the Company, the affirmative vote or consent of at least a majority of the Holders represented at a duly held meeting at which a quorum is present or by written consent of at least a majority of the Holders (except as otherwise may be required under the Company Act) shall constitute the approval of such action by the class.

29.10 MISCELLANEOUS

          (a)      Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Class B Preferred Share certificate(s) and (ii) (1) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (2) in the case of mutilation, upon surrender and cancellation of the Class B Preferred Share certificate(s), the Company shall execute and deliver new Class B Preferred Share certificate(s) of like tenor and date.

          (b)      The remedies provided in these Special Rights and Restrictions shall be cumulative and in addition to all other remedies available under these Special Rights and Restrictions, at law or in equity (including a decree of specific performance or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of these Special Rights and Restrictions. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders, such that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (c)      The Company will, upon demand, pay to the Holders the amount of any and all expenses (including legal fees and disbursements on a solicitor and his own client basis), which the Holders may incur in connection with (i) the administration of these Special Rights and Restrictions; (ii) the exercise, enforcement or protection of any of the rights under these Special Rights and Restrictions; or (iii) the failure by the Company to perform or observe any of the provisions hereof.

          (d)      All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a North American recognized overnight courier, special next day delivery, with verification of receipt. All communications shall, unless otherwise stated herein, be sent to the addresses for the Holder and the Company set forth in the Purchase Agreement.

PART 30
SPECIAL RIGHTS AND RESTRICTIONS OF VARIABLE MULTIPLE VOTING SHARES

The Variable Multiple Voting Shares of the Company shall have attached thereto and shall be subject to the following special rights and restrictions:

(a)	Dividends

The Variable Multiple Voting Shares and the Limited Voting Shares shall rank equally with each other as to dividends and all dividends declared in any fiscal year shall be declared and paid in equal or equivalent amounts per share on all the Variable Multiple Voting Shares and all the Limited Voting Shares at the time outstanding without preference or distinction.

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(b)	Rights on Liquidation

In the event of the liquidation, dissolution or winding up of the Company, the holders of the Variable Multiple Voting Shares and the Limited Voting Shares, pari passu with each other, shall be entitled to receive, as a class, the amounts maintained by the Company in the stated capital account for each such class respectively, together with all declared but unpaid dividends thereon. Each share of each class shall receive equal amounts per share at the time outstanding without preference or distinction. After payment in full to the holders of the Variable Multiple Voting Shares and the Limited Voting Shares of the amounts distributable to them as aforesaid, the remaining assets and property of the Company shall be distributed to the holders of the Variable Multiple Voting Shares and Limited Voting Shares in equal amounts per share without preference or priority of one share over another.

(c)	Voting

The holders of Variable Multiple Voting Shares and the holders of Limited Voting Shares are entitled to receive notice of any meetings of shareholders of the Company and to attend and vote thereat, except those meetings where only the holders of shares of another class or of a particular series are entitled to vote. Each Limited Voting Share shall entitle the holder thereof to have one vote for each share held. Each Variable Multiple Voting Share shall entitle the holder thereof to have ten votes for each share held or such greater number of votes for each Variable Multiple Voting Share as may be determined in accordance with the following formula:

	V	=	LVS	X 10
CS

where	V	=	The number of votes attaching to each issued Variable Multiple Voting Share

	LVS	=	The number of issued Limited Voting Shares

	CS	=

The number of issued Common Shares as at March 16, 2006, which number shall be increased upon any subdivision and decreased upon any consolidation of the Limited Voting Shares after March 16, 2006 on the same basis as that subdivision or consolidation.

Necessary changes in the number of votes attaching to the Variable Multiple Voting Shares shall occur concurrently with changes in the number of the issued Limited Voting Shares.

(d)	Right of Conversion

The holder of Variable Multiple Voting Shares has the right, at their option, at any time, to convert such Variable Multiple Voting Shares into fully paid and non-assessable Limited Voting Shares on the basis of one Limited Voting Share for each Variable Multiple Voting Share converted.

(e)	Conversion Procedure

The conversion rights provided for in Section (d) may be exercised by notice in writing given to the Company at its registered office, accompanied by the certificate or certificates representing the Variable Multiple Voting Shares in respect of which the holder thereof desires to exercise such right of conversion. The notice shall be signed by such holder or its duly authorized attorney and shall specify that number of Variable Multiple Voting Shares, which the holder desires to have converted. If less than all the Variable Multiple Voting Shares represented by any certificate or certificate accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Company, a new certificate representing the Variable Multiple Voting Shares comprised in the certificate or certificates surrendered as

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aforesaid which are not to be converted. On any conversion of Variable Multiple Voting Shares, the Share certificates representing the Limited Voting Shares resulting therefrom shall be issued in the name of the registered holder of the Variable Multiple Voting Shares converted, or subject to payment by the registered holder of any stock transfer or other applicable taxes, in such name or names as such registered holder may direct in writing. The right of a registered holder of Variable Multiple Voting Shares to convert the same into Limited Voting Shares shall be deemed to have been exercised, and the registered holder of Variable Multiple Voting Shares to be converted (or any person or persons in whose name or names such registered holder of Limited Voting Shares shall have directed certificates representing Limited Voting Shares to be issued) shall be deemed to have become a holder of Limited Voting Shares of record for all purposes on the date of surrender of the certificate representing Variable Multiple Voting Shares to be converted accompanied by notice in writing as referred to above, notwithstanding any delay in the delivery of the certificate representing the Limited Voting Shares into which such Variable Multiple Voting Shares have been converted.

(f)	Subdivision or Consolidation

Neither the Variable Multiple Voting Shares nor the Limited Voting Shares shall be increased in number by reason of being subdivided, nor decreased in number by reason of being consolidated, unless contemporaneously therewith the shares of the other class are subdivided or consolidated in the same proportion.

(g)	Additional Issue

If the Company proposes to grant rights to holders of shares of any class, as a class, to acquire additional voting securities, participating securities, or securities convertible into either of the foregoing, then the holders of Variable Multiple Voting Shares and of Limited Voting Shares shall, for such purpose, be deemed to be holders of shares of the same class.

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